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
Pricing Supplement No. 2  Dated February 16, 2001   Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated June 28, 2000 and              File No.: 333-38756
Prospectus Supplement dated October 26, 2000)
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                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES C

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
Date of Issue: February 20, 2001  [ ] Fixed Rate       [ ] Commercial Paper Rate Note     [ ] LIBOR Reuters
               -----------------  [X] Senior           [ ] Federal Funds Rate Note        [X] LIBOR Telerate
Maturity Date: February 20, 2004  [ ] Subordinated     [ ] CD Rate Note                   [ ] Prime Rate Note
               -----------------  [ ] CMT Rate Note    [ ] LIBOR Note                     [ ] Treasury Rate Note
                                                                                          [ ] Other
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CUSIP: 06422NFP6
       -------------------

Principal Amount: $310,000,000.00
                  -------------------------

Issue Price (As a Percentage of Principal Amount): 100%
                                                   ------------------

Interest Rate/Initial Interest Rate: Not Available
                                     ------------------------

Interest Payment Dates: 20th of February, May, August, November
                        -------------------------------------------------------

Interest Reset Dates: 20th of February, May, August, November
                      -------------------------------------------------------

Index Maturity: 90 days
                -----------------------------------------------------------

Designated CMT Maturity Index:
                               -------------------------------

Designated CMT Telerate Page:
                              -------------------------------

Spread: +28 Basis Points
        --------------------------

Spread Multiplier: None
                   --------------

Minimum Interest Rate: None
                       --------------

Maximum Interest Rate: None
                       --------------

Interest Payment Period: February 20, 2001 to May 21, 2001 and quarterly
                         ------------------------------------------------------
                         thereafter, up to but excluding the interest payment
                         ----------------------------------------------------
                         date
                         ----

Interest Rate Reset Period: February 20, 2001 to May 21, 2001 and quarterly
                            ---------------------------------------------------
                            thereafter, up to but not excluding the interest
                            ------------------------------------------------
                            payment date
                            ------------

Redemption Date(s) or Period: None
                              --------------

Optional Repayment Date(s): None
                            --------------

Calculation Agent (If Applicable): Bank One, NA
                                   ----------------------

Additional Terms:

This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.